UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 28, 2020

Commission File Number: 000-56047

ADM Endeavors, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	46-2093679
(State of incorporation)	(IRS Employer ID Number)

5941 Posey Lane

Haltom City, TX 76117

(Address of principal executive offices)

(701) 226-9057

Registrant’s telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 28, 2020, Just Right Products, Inc., a wholly owned subsidiary of ADM Endeavors, Inc. (collectively, the “Company”) entered into an asset purchase agreement (the “APA”) with M&M Real Estate, Inc. (“M&M”). M&M is owned by Marc Johnson, the Company’s CEO, CFO and Chairman. The Company utilized the APA to acquire 10.4 acres of land with a cost basis of $498,000 from M&M. It is anticipated that this land will be used this year for the construction of the Company’s corporate office and expanded operational facilities. Pursuant to the APA, the Company compensated M&M in the amount of 22,232,143 restricted shares of common stock of the Company.

The foregoing information is a summary of the APA described above, is not complete, and is qualified in its entirety by reference to the full text of the APA, which is attached as Exhibit 10.1 to this Current Report on Form 8-K. Readers should review the APA for a complete understanding of the terms and conditions of the transaction described above.

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 28, 2020, the Company closed the APA and completed the acquisition of the land described in Item 1.01 above.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On July 28, 2020, the Company issued 22,232,143 restricted shares of its common stock to M&M pursuant to the APA described in Item 1.01 above.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10.1	Asset Purchase Agreement between Just Right Products, Inc. and M&M Real Estate, Inc. dated July 28, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADM Endeavors, Inc.

Date: July 31, 2020	By:	/s/ Marc Johnson
Marc Johnson
Chief Executive Officer